UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 2, 2006

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On February 2, 2006, we issued a press release announcing our results of operations for the third quarter of our fiscal year ending March 31, 2006. A copy of that press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

We presented drilling margin information in the press release furnished as an exhibit to this report, which is a “non-GAAP” financial measure under Regulation G of the rules and regulations of the Securities and Exchange Commission. In the press release and in accordance with Regulation G, we included a reconciliation of drilling margin to net earnings, which is the nearest comparable GAAP financial measure. However, because drilling margin is not prescribed by GAAP, it is not necessarily comparable to similar measures presented by other companies. We included drilling margin in the press release because we believe drilling margin provides investors and our management additional information to assist them in assessing our business and performance in comparison to other companies in the same industry.

The information pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)     Exhibits

99.1     Press release issued by Pioneer Drilling Company on February 2, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY

By:	/s/ WILLIAM D. HIBBETTS
William D. Hibbetts Senior Vice President and Chief Financial Officer

Date: February 2, 2006

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EXHIBIT INDEX

No.	Description

99.1	Press release issued by Pioneer Drilling Company, dated February 2, 2006.

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